Exhibit 32
Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Amendment No. 1 to the Quarterly Report of General Electric Company (the “registrant”) on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Jeffrey R. Immelt and Keith S. Sherin, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

January 19, 2007

/s/ Jeffrey R. Immelt
Jeffrey R. Immelt
Chief Executive Officer
/s/ Keith S. Sherin
Keith S. Sherin
Chief Financial Officer